UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2008

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000 - 30733 (Commission File Number)	41-1978822 (I.R.S. Employer Identification Number)

10700 Bren Road West Minnetonka, Minnesota (Address of principal executive offices)	55343 (Zip Code)
(952) 930-6000
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 29, 2008, American Medical Systems Holdings, Inc. issued a press release announcing that its Board of Directors has appointed Anthony P. Bihl, III to the position of President and Chief Executive Officer, effective April 30, 2008. Mr. Bihl will be replacing Ross Longhini who has served as the Company’s Chief Executive Officer since January 4, 2008 on an interim basis while it conducted a search for a permanent President and Chief Executive Officer. Mr. Longhini will remain in his role as Executive Vice President and Chief Operating Officer. The Board of Directors also elected Mr. Bihl to the Board of Directors for an initial term ending at the 2009 annual meeting of stockholders. The Company now has eight directors, the other seven of whom are independent. Mr. Bihl has not been appointed to any Board committees, nor is there any current expectation regarding committee appointments for him as of the date of this report. The press release, dated April 29, 2008, announcing Mr. Bihl’s appointment has been filed as Exhibit 99.1 to this report.
     Anthony “Tony” P. Bihl, III, age 51, most recently served as Chief Executive Officer of Siemens Medical Solutions Diagnostics Division from January to November 2007, after its acquisition of the Diagnostics Division of Bayer HeathCare LLC, an operating unit of Bayer AG, a chemical and pharmaceutical company, where he served in various positions since 2000. From September 2004 to December 2006, he served as the President of the Diagnostics Division of Bayer HealthCare, LLC. In May 2002, he became the Senior Vice President of Business Planning Administration (BPA), where he was responsible for the oversight, direction and management of the various functions within BPA, including accounting, controlling, supply chain, strategic planning, business development, information management & technology, and the Viterion TeleHealthcare joint venture with Matsushita. From January 2000 to May 2002, he served as the Vice President of Finance & Controlling for Bayer Diagnostics’ Laboratory Testing segment. Prior to his time with Bayer, Mr. Bihl held various managerial positions of increasing responsibility within finance and operations in the medical diagnostics, diagnostics imaging and biotechnology businesses. Mr. Bihl earned his B.S. in Business Administration from Pennsylvania State University.
     American Medical Systems, Inc. and Mr. Bihl entered into an employment agreement, dated April 22, 2008, providing for Mr. Bihl to be employed as President and Chief Executive Officer. The employment agreement has an initial term of two years and automatically renews for successive one-year periods until either the Company or Mr. Bihl provides notice of termination. Mr. Bihl will be paid an annual base salary of $500,000, subject to future increases by the Board of Directors or Compensation Committee of the Board of Directors, and his annual target bonus under the Company’s executive variable incentive plan will be 100% of his base salary. If the Company terminates Mr. Bihl’s employment without cause, the Company will continue to pay Mr. Bihl his base salary and reimburse a portion of Mr. Bihl’s COBRA premium for continued medical and dental benefits for twelve months following termination of employment. The agreement contains the Company’s standard non-competition, confidentiality and assignment of invention provisions.
     On May 5, 2008, the Company will also grant Mr. Bihl two non-statutory stock options under its 2005 Stock Incentive Plan to purchase an aggregate of 500,000 shares of common stock at an exercise price equal to the fair market value (as defined under the plan) of one share of common stock on May 5, 2008. One option, to purchase 250,000 shares, will vest with respect to 62,500 shares on March 31, 2009 and with respect to 15,625 shares on last day of each calendar quarter thereafter. The other option, also to purchase 250,000 shares, will vest on the first date that the average of the high and low trading prices of the Company’s common stock for five consecutive trading days is equal to or greater than $24.00 per share. Each option will vest only so long as Mr. Bihl continues to be an employee of the Company and will expire seven years from the date of grant.
     American Medical Systems Holdings, Inc. and Mr. Bihl also entered into a change in control severance agreement, dated April 22, 2008, containing substantially the same terms as the change in control severance agreements with the Company’s other executive officers. The change in control severance agreement provides that if the Company terminates Mr. Bihl without cause, or if he leaves voluntarily for good reason, such as reduction in salary, diminution in responsibility or relocation, during the twelve-month period after a change in control, or prior to a change in control if the termination was a condition of the change in control or at the request or insistence of a person related to the change in control, the Company (or its successor) will be required to provide Mr. Bihl the following benefits:
•	a lump sum cash payment equal to two times the sum of Mr. Bihl’s annual salary and target bonus for the year during which the change in control occurs;

•	if Mr. Bihl elects COBRA coverage under the Company’s group health and dental plans, the Company will pay the excess of his COBRA premium over the amount he was paying as an active employee for coverage under the Company’s group health and dental plans for up to twelve months;

•	Mr. Bihl may elect health and dental continuation coverage for up to an additional twelve months after the expiration of the 18-month COBRA period at his cost;

•	Mr. Bihl will receive continued life insurance coverage for up to twelve months at a cost no more than he paid as an active employee and the Company will reimburse him quarterly for any amounts that exceed such cost;

•	if Mr. Bihl incurs a tax liability in connection with payments for his continued coverage under the Company’s group health and dental plans and his continued life insurance coverage described above that he would not have incurred if he had been an active employee, the Company will make an additional cash gross-up payment to him in an amount such that after payment by Mr. Bihl of all taxes, including any taxes on the gross-up payment, he will retain an amount of the gross-up payment equal to the initial tax liability in connection with the benefit; and

•	if any payments (including the acceleration of stock options) made by the Company to Mr. Bihl in connection with a change in control were subject to excise tax, the Company will be required to make an additional cash gross-up payment to Mr. Bihl in an amount such that after payment by Mr. Bihl of all taxes, including any excise tax imposed upon the gross-up payment, he will retain an amount of the gross-up payment equal to the excise tax.
     In addition, all unvested stock options held by Mr. Bihl will immediately vest in full and become exercisable upon a change in control, whether or not the acquiring entity or successor assumes or replaces the stock options and whether or not he continues to be employed by the Company (or its successor) after the change in control. The accelerated options will remain exercisable for a period of two years from the date of the change in control or, if later, following the date of Mr. Bihl’s termination, but in any event not later than the expiration dates of the options.
     The foregoing descriptions of Mr. Bihl’s employment agreement and change in control severance agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the employment agreement and the change in control severance agreement, copies of which are included as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference thereto.
     American Medical Systems Holdings, Inc. and Mr. Bihl also entered into an indemnification agreement, dated as of April 22, 2008, containing substantially the same terms as the indemnification agreements with the Company’s other directors and executive officers. Under the indemnification agreement, the Company is required to indemnify Mr. Bihl against expenses, judgments, fines, settlements and amounts actually and reasonably incurred by Mr. Bihl arising out of performance of his duties to the Company and to advance expenses, provided that the requisite standards of conduct are met. The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied. The foregoing description of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement for the Company’s directors and executive officers, which was previously filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and is incorporated herein by reference thereto.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 22, 2008, between American Medical Systems, Inc. and Anthony P. Bihl, III (filed herewith).

10.2	Change in Control Severance Agreement, dated as of April 22, 2008, between American Medical Systems Holdings, Inc. and Anthony P. Bihl, III (filed herewith).

99.1	Press Release, dated April 29, 2008 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

Dated: April 29, 2008	By:	/s/ Mark A. Heggestad
Mark A. Heggestad
Executive Vice President and Chief Financial Officer

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 22, 2008, between American Medical Systems, Inc. and Anthony P. Bihl, III (filed herewith).

10.2	Change in Control Severance Agreement, dated as of April 22, 2008, between American Medical Systems Holdings, Inc. and Anthony P. Bihl, III (filed herewith).

99.1	Press Release, dated April 29, 2008 (filed herewith).